EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-268039 and 333-204882) of Bright Mountain Media, Inc. of our report dated March 24, 2026, (which includes an explanatory paragraph relating to Bright Mountain Media, Inc.’s ability to continue as a going concern), relating to the consolidated financial statements as of December 31, 2025, which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

New York, New York

March 24, 2026